     As filed with the Securities and Exchange Commission on June 15, 2001

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ------------------------

                                 COINSTAR, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                      94-3156448
(State of other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               1800 114th Street
                          Bellevue, Washington  98004
          (Address of principal executive offices, including zip code)

                   Coinstar, Inc. 2000 Equity Incentive Plan
                  Coinstar, Inc. Employee Stock Purchase Plan
                           (Full title of the plans)

                                DIANE L. RENIHAN
                            Chief Financial Officer
                                 Coinstar, Inc.
                               1800 114th Street
                          Bellevue, Washington  98004
                                 (425) 943-8000

(Name, address and telephone number, including area code, of agent for service)

                           ------------------------

                                   Copy to:

                             STEWART M. LANDEFELD
                               Perkins Coie LLP
                         1201 Third Avenue, 48th Floor
                        Seattle, Washington  98101-3099
                                 (206) 583-8888

                           ------------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       Proposed            Proposed
                                                                       Maximum             Maximum
                                                                       Offering            Aggregate               Amount of
                                                  Number to Be         Price Per           Offering              Registration
Title of Securities to be Registered             Registered (1)        Share (2)           Price (2)                  Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, under the:
------------------------------------------------------------------------------------------------------------------------------------
 2000 Equity Incentive Plan..................        770,000            $18.52           $14,260,400.00            $3,565.10
------------------------------------------------------------------------------------------------------------------------------------
 Employee Stock Purchase Plan................        200,000            $18.52           $ 3,704,000.00            $  926.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL......................................        970,000            $18.52           $17,964,400.00            $4,491.10
====================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock spilt, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share under the plans is estimated to be $18.52 based on the average of the high ($19.33) and low ($17.70) sales prices for the Common Stock on June 11, 2001, as reported for such date by the NASDAQ National Market.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 9, 1997, under
Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that (1) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (3) the rights conferred in the bylaws are not exclusive.

     The Registrant has entered into indemnification agreements with certain of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     The indemnification provision in the Registrant's certificate of incorporation, bylaws and the indemnity agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act. The Registrant has obtained directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS


     Exhibit No.                          Description
   --------------    -----------------------------------------------------------
         5.1         Opinion of Perkins Coie LLP regarding legality of the
                     Common Stock being registered

        23.1         Consent of Deloitte & Touche LLP

        23.2         Consent of Perkins Coie LLP (included in opinion filed as
                     Exhibit 5.1)

        24.1         Power of Attorney (see signature page)

        99.1         Coinstar, Inc. 2000 Equity Incentive Plan

        99.2         Coinstar, Inc. Employee Stock Purchase Plan


Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 14th day of June, 2001.

                                       COINSTAR, INC.


                                       By:         /s/ M. Carol Lewis
                                          --------------------------------------
                                          M. Carol Lewis
                                          Chief Administrative Officer and
                                          Corporate Secretary


                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes M. Carol Lewis and Diane L. Renihan, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 14th day of June, 2001.

              Signature                                Title
              ---------                                -----

        /s/ M. Carol Lewis                      Chief Administrative Officer and
-----------------------------------             Corporate Secretary (Principal
            M. Carol Lewis                      Executive Officer)

       /s/ Diane L. Renihan                     Chief Financial Officer
-----------------------------------             (Principal Financial Officer)
           Diane L. Renihan

        /s/ Richard C. Deck                     Chief Accounting Officer
-----------------------------------             (Principal Accounting Officer)
            Richard C. Deck

      /s/ Robert O. Aders                       Director
-----------------------------------
          Robert O. Aders

      /s/ David M. Eskenazy                     Director
-----------------------------------
          David M. Eskenazy

       /s/ Jens H. Molbak                       Director
-----------------------------------
           Jens H. Molbak

    /s/ William D. Ruckelshaus                  Director
-----------------------------------
        William D. Ruckelshaus

        /s/ David E. Stitt                      Director
-----------------------------------
            David E. Stitt

     /s/ Ronald A. Weinstein                    Director
-----------------------------------
         Ronald A. Weinstein

                               INDEX TO EXHIBITS


   Exhibit Number                         Description
   --------------    -----------------------------------------------------------
         5.1         Opinion of Perkins Coie LLP regarding legality of the
                     Common Stock being registered

        23.1         Consent of Deloitte & Touche LLP

        23.2         Consent of Perkins Coie LLP (included in opinion filed as
                     Exhibit 5.1)

        24.1         Power of Attorney (see signature page)

        99.1         Coinstar, Inc. 2000 Equity Incentive Plan

        99.2         Coinstar, Inc. Employee Stock Purchase Plan